                                                                    Exhibit 10.5

                                SUPPLY AGREEMENT

      THIS SUPPLY AGREEMENT (the "Agreement") made and entered into as of February 29, 2000, by and between Asia Pulp & Paper Company Ltd., a Singapore corporation ("APP"), and PaperExchange.com, Inc., a Delaware corporation ("PaperExchange").

      WHEREAS, APP manufactures and markets certain paper products (the "APP Products") world-wide and purchases paper pulp in the manufacture of the APP Products;

      WHEREAS, PaperExchange provides a real-time on-line trading exchange (the "Exchange") for paper and other products to registered users of PaperExchange services (the "Members");

      WHEREAS, APP is a Member of PaperExchange pursuant to the terms of the Membership Agreement dated as of __________ (the "Membership Agreement"); and

      WHEREAS, Paper Exchange and APP desire that, among other things, APP commit to list on the Exchange certain quantities of APP Products for sale in Credit-Approved Transactions, as such term is defined in the Membership Agreement, and to list a portion of its pulp paper requirements on the Exchange;

      NOW THEREFORE, the parties, in consideration of the undertakings and commitments set forth herein, agree as follows:

      1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Membership Agreement.

      2. Listings. (a) APP agrees to use reasonable commercial efforts to list on the Exchange for sale pursuant to Credit--Approved Transactions a minimum of ***** metric tons of APP Products per month, subject to availability of the APP Products. PaperExchange agrees to accept the foregoing listings. (b) APP agrees to list a portion of its pulp purchase requirements on the Exchange

      3. Further Use of the Exchange. APP agrees to make a good faith evaluation of the expansion of its use of the Exchange for additional sales of APP Products, including without limitation, transitioning some portion of APP's existing customers to the site and using the site to facilitate future sales of APP Products to APP's existing customer base.

      4. Terms of Sale. The terms of sale for the APP Products listed on the Exchange shall be governed by the Credit-Approved Transactions Agreement and the Credit-Approved Purchase Terms for Credit-Approved Transactions in effect as of the sale. APP understands that in the case of all Credit-Approved Transactions, all sales shall be to PaperExchange and that PaperExchange shall resell the APP Products to Buyers in accordance with the Credit-Approved Buyer Terms for Credit-Approved Transactions in effect as of the sale date.

* Confidential Treatment Requested: material has been omitted and filed separately with the Commission.

      5. Term and Termination. Unless earlier terminated as hereinafter provided, the term of this Agreement shall be for period of one (1) year from the date hereof. APP and PaperExchange acknowledge that either party may terminate this Agreement at any time without cause, upon no less than thirty
(30) days' prior written notice to the other party. If PaperExchange (a) without APP's consent makes material modifications to the Membership Agreement or the Credit-Approved Transaction Agreement or any other of the Credit Approved Transaction documents which, in APP's reasonable discretion, have a potential adverse economic impact on APP, or (b) materially breaches any of the economic terms of an Credit Approved Transaction Agreement or any other of the Credit Approved Transaction documents, then APP may, in its sole discretion, immediately terminate this Agreement and/or its Membership in the Exchange.

      6. Goals. Notwithstanding any other provision of this Agreement, the parties acknowledge that Paragraph 2 is intended to establish a minimum listing goal for APP. APP and PaperExchange shall work together to cause APP to reach the goal, however APP shall not be responsible to PaperExchange if it is unable, for any reason, to meet the listing goal.

      7. General Provisions.

            7.1 APP and PaperExchange are independent contractors. Nothing in this Agreement is intended to or will constitute either party as an agent, legal representative, joint venturer or partner of the other for any purpose.

            7.2 A waiver of a breach of any term of this Agreement will not be construed as a waiver of any succeeding breach of that term or as a waiver of the term itself. A party's performance after the other's breach will not be construed as a waiver of that breach.

            7.3 All notices required or permitted under this Agreement and all requests for approvals, consents, and waivers must be in writing and must be delivered to the parties at their respective addresses by a method providing for proof of delivery. Any notice or request will be deemed to have been given on the date of receipt.

      If to PaperExchange:                    If to APP:

      PaperExchange.com, Inc.                 Asia Pulp & Paper Company Ltd.
      545 Boylston Street, 8th Floor          118 Pioneer Road
      Boston, MA 02116                        Singapore 639498
      Attention: President and CEO            Attention: A. Nilo
      Telecopier No.: (617) 536-1573          Telecopier No.: (65) 477-6116
      with copies to:                         with copies to:

      Bingham Dana LLP                        Pillsbury Madison & Sutro LLP
      150 Federal Street                      725 S. Figueroa Street, Suite 1200
      Boston, MA 02110                        Los Angeles, CA 90017
      Attention: Jonathan K. Bernstein, Esq.  Attention: Dana P. Newman, Esq.
      Telecopier No.: (617) 951-8736          Telecopier No.: (213) 629-1033

            7.4 Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other, except that APP may assign this Agreement to its parent company, to any of the companies owned or controlled by its parent, or to any of its subsidiaries. The Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

            7.5 Except as this Agreement or the Membership Agreement otherwise provides, no amendment to this Agreement or the Membership Agreement will be binding unless agreed to in writing and executed by the parties, and no approval, consent, or waiver will be enforceable unless the granting party signs it.

            7.6 Each term of this Agreement is severable. If a court, agency, or arbitrator having jurisdiction determines that any term is invalid or unenforceable under applicable law, that determination will not affect the other terms of this Agreement, as the case may be, which other terms will continue to be enforced as if the invalid or unenforceable terms were omitted.

            7.7 Any advertising, publicity, release, or other disclosure of information concerning this Agreement must be approved in writing by both parties, which approval shall not be unreasonably withheld or delayed, except to the extent disclosure is legally required.

            7.8 This Agreement, in conjunction with the Membership Agreement, and the Credit-Approved Transaction Agreement, states the complete agreement between the parties concerning the subject matter hereof, and supersedes earlier oral and written communications between the parties concerning the subject matter hereof.

            7.9 The validity and construction of this Agreement shall be governed by and construed in accordance with the internal laws (and not the choice-of-law rules) of the State of New York.

            7.10 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.11 The parties agree that any dispute relating to this Agreement shall be subject to arbitration under the commercial rules of the American Arbitration Association.

                           [signature page to follow]

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                              PaperExchange.com, Inc.,
                              a Delaware corporation

                              By: /s/ Kent A. Dolby
                                  ---------------------------
                              Name:  PRESIDENT & CEO
                              Title: KENT A. DOLBY


                              ASIA PULP & PAPER COMPANY LTD.,
                              a Singapore corporation

                              By:
                                  ---------------------------
                              Name:
                              Title:

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                              PaperExchange.com, Inc.,
                              a Delaware corporation

                              By:
                                  ---------------------------
                              Name:
                              Title:


                              ASIA PULP & PAPER COMPANY LTD.,
                              a Singapore corporation

                              By: /s/ Ted C. Lin
                                  ---------------------------
                              Name:  Ted C. Lin
                              Title: Attorney in Fact